EXHIBIT 21.1
                    SUBSIDIARIES OF STEWART & STEVENSON SERVICES, INC.


    The following list sets forth the name of each subsidiary of the Company,
which     is also the name under which such subsidiary does business:




                                                            Jurisdiction of                   Names under which
                                                            Incorporation                     business is
                                                            Or Organization                   conducted
                                                            __________________                _______________

    C. Jim Stewart & Stevenson, Inc.                        Delaware                           Stewart & Stevenson
    CPS International, Inc.                                 Panama                             None
    Creole Stewart & Stevenson, Inc.                        Delaware                           None
    Machinery Acceptance Corporation                        Texas                              None
    S&S International Sales, Inc.                           Barbados                           None
    Stewart & Stevenson International, Inc.                 Delaware                           Stewart & Stevenson
    Stewart & Stevenson Operations, Inc.                    Delaware                           Stewart & Stevenson
    Stewart & Stevenson Overseas, Inc.                      Texas                              None
    Stewart & Stevenson Power, Inc.                         Delaware                           Pamco-Stewart & Stevenson
    Stewart & Stevenson Realty Corporation                  Texas                              None
    Stewart & Stevenson Technical Services, Inc.            Delaware                           Stewart & Stevenson
    Stewart & Stevenson Transportation, Inc.                Texas                              None
    Stewart & Stevenson (U.K.) Limited                      Scotland                           None
    Tokumei Kumiai Holdings, Inc.                           Delaware                           None

    The Company has additional subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
    /TABLE